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                                                                   EXHIBIT 4.7.2

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                              CALPINE CORPORATION,

                                       and

                        WILMINGTON TRUST COMPANY, Trustee

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                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 28, 2000

                           Supplementing the Indenture
                           Dated as of August 10, 2000

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                                 Debt Securities

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     FIRST SUPPLEMENTAL INDENTURE, dated as of September 28, 2000, between
Calpine Corporation, a Delaware corporation (the "Company"), and Wilmington Trust Company, a Delaware banking corporation ("the Trustee").

     WHEREAS, the Company executed and delivered the Indenture, dated as of August 10, 2000 (the "Indenture"), to the Trustee to provide for the issuance of debt securities in one or more series from time to time thereunder in an unlimited aggregate principal amount;

     WHEREAS, pursuant to Section 2.1 of the Indenture, two duly authorized members of the Board of Directors of the Company executed and delivered to the Trustee a Directors' Certificate, dated as of August 10, 2000 (the "Directors' Certificate"), that established the terms of the Company's 8-1/4% Senior Notes due 2005 (the "8-1/4% Senior Notes") and the Company's 8-5/8% Senior Notes due 2010 (the "8-5/8% Senior Notes" and together with the 8-1/4% Senior Notes, the "Senior Notes");

     WHEREAS, the Company, when authorized by a Board Resolution, and the Trustee may amend the Indenture pursuant to Section 8.1 thereof without notice to or consent of any Holder of the Senior Notes to make any change that does not adversely affect the rights of any Holder of such Series, including, without limitation, changing any payment record dates as necessary to conform to the then-current market practice;

     WHEREAS, the Company desires to supplement and amend the Indenture as contemplated by Section 8.1 thereof; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee in accordance with its terms and a valid amendment and supplement to the Indenture have been done.

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the Company and the Trustee agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Definition of Terms

     Unless the context otherwise requires:

     (a) capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture or the Directors' Certificate, as the case may be;

     (b)  the singular includes the plural and vice versa;

     (c) headings are for convenience of reference only and do not affect interpretation.

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                                   ARTICLE II
                           AMENDMENTS TO THE INDENTURE

     Section 2.1 Amendments

     (a) Paragraph 4 of the Directors' Certificate relating to the 8-1/4% Senior Notes is hereby deleted in its entirety and the following paragraph is inserted in lieu thereof to conform the payment record dates in respect of the 8-1/4% Senior Notes to current market practice:

          4. The 8-1/4% Senior Notes shall bear interest from August 10, 2000 at the rate of 8-1/4% per annum, payable on February 15 and August 15, commencing February 15, 2001, for payment to Holders of record on the immediately preceding February 1 and August 1, respectively;

     (b) Paragraph 4 of the Directors' Certificate relating to the 8-5/8% Senior Notes is hereby deleted in its entirety and the following paragraph is inserted in lieu thereof to conform the payment record dates in respect of the 8-5/8% Senior Notes to current market practice:

          4. The 8-5/8% Senior Notes shall bear interest from August 10, 2000 at the rate of 8-5/8% per annum, payable on February 15, and August 15, commencing February 15, 2001, for payment to the Holders of record on the immediately preceding February 1 and August 1, respectively;

                                   ARTICLE III
                                  MISCELLANEOUS

     Section 3.1 Notification to Holders.

     The Company shall notify the Holders in accordance with Section 8.1 of the Indenture of the execution of this First Supplemental Indenture.

     Section 3.2 Notation on Senior Notes.

     All Senior notes authenticated and delivered after the date hereof shall bear the following notation, which may be stamped or imprinted thereon:

     "In accordance with the First Supplemental Indenture dated as of September 28, 2000, to the Indenture, dated as of August 10, 2000, each between Calpine Corporation and Wilmington Trust Company, as Trustee, the interest payable on this Security on each February 15 and August 15 shall be payable to the Holders of record on the immediately preceding February 1 and August 1, respectively."


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     The Company shall arrange for and pay all expenses related to such notation.

     Section 3.3 Ratification of Indenture.

     The Indenture (including, without limitation, the Directors' Certificate), as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     Section 3.4 Governing Law.

     This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

     Section 3.5 Separability.

     In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture but this First Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     Section 3.6 Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 3.7 Effectiveness.

     This First Supplemental Indenture shall be effective and binding when executed and delivered by the Company and the Trustee.

     Section 3.8 Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

     Section 3.9 Performance by Trustee.

     The Trustee, for itself and its successors accepts the trusts under the Indenture as amended by this First Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, including, without limitation, the terms and provisions defining and limiting the liability and responsibility of the Trustee.


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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the day and year first above written.

                                        CALPINE CORPORATION


                                        By: /s/ ANN B. CURTIS
                                           -------------------------------------
                                           Name: Ann B. Curtis
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        WILMINGTON TRUST COMPANY,
                                        as Trustee


                                        By: /s/ BRUCE L. BISSON
                                           -------------------------------------
                                           Name: Bruce L. Bisson
                                           Title: Vice President



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